EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 033-54959 and 033-60005 of Longs Drug Stores Corporation on Form S-8 of our report dated February 27, 2001, appearing in and incorporated by reference in Annual Report on Form 10-K of Longs Drug Stores Corporation for the fiscal year ended January 25, 2001.

April 11, 2001